EXHIBIT 10(hh)

FIRST AMENDMENT TO AMENDED AND

RESTATED SERVICE AGREEMENT

This amendment is made effective October 1, 2000, between Wisconsin Dental Group, S.C., a Wisconsin service corporation (“Provider”), and Northpark Dental Group, Inc. (fka Smileage Dental Care, Inc.), a Wisconsin corporation (“Service Company”).

Background Information

Provider and Service Company (the “Parties”) are the parties to an Amended and Restated Service Agreement dated January 1, 1999, as modified from time to time prior to the date hereof (as so modified, the “Service Agreement”), pursuant to which Service Company provides practice management services to the dental practice operated by Provider. The Parties desire to enter into this amendment to modify certain provisions of the Service Agreement.

Statement of Agreement

The Parties acknowledge the foregoing Background Information and hereby agree as follows:

§1. Definitions. The reference to “§7.3(a)” contained in the definition of Service Fee in Exhibit A attached to the Service Agreement (“Exhibit A”) is hereby changed to “§7.3.”

The following sentence is hereby added at the end of the definition of Provider Expense contained in Exhibit A:

“Notwithstanding the foregoing, all Provider Expenses shall be subject to the prior approval of Service Company, and the Provider Expenses so approved shall be deemed “Approved Provider Expenses.”

The terms “Budgeted Margin,” “Calculated Margin,” and “Performance Fee” are hereby deleted from Exhibit A in their entirety.

All other capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given to those terms in the Service Agreement.

§2. Names. The names “Smileage” and “Smileage Dental Care,” as used in §4.17 of the Service Agreement, are hereby replaced with the names “Northpark” and “Northpark Dental Group.” The name “Wisconsin Dental Group,” as used in §5.8 of the Service Agreement, is hereby replaced with the name “Northpark Dental Group.”

§3. Priority of Payments. Clause (v) of §4.12(b) of the Service Agreement is hereby deleted in its entirety, and clauses (iii) and (iv) of such section are hereby modified to read in their entirety as follows:

(iii) Payment of the Service Fee to Service Company pursuant to §7.3; and

(iv) Payment of Provider Expenses to Provider.

§4. Service Fee. Sections 7.3 and 7.4 of the Service Agreement are hereby deleted from the Service Agreement in their entirety and replaced with the following:

§7.3 Service Fee. Service Company shall be paid a Service Fee in an amount equal to (a) all Adjusted Gross Revenue, minus (b) the sum of Clinic Expenses and Approved Provider Expenses. The Service Fee shall be calculated and paid not less often than monthly.

§7.4 Reasonable Compensation. Provider and Service Company acknowledge and agree that the compensation set forth in this Article is being paid to Service Company in consideration of the substantial commitment being made by Service Company hereunder and that such compensation is fair and reasonable in all respects in consideration of (a) the services performed by Service Company hereunder and (b) the capital being made available by Service Company.

Exhibit A-1 attached to the Service Agreement is hereby deleted in its entirety; the last sentence in the first paragraph of §4.13(a) of the Service Agreement is hereby deleted in its entirety; and the reference to such Exhibit A-1 is hereby deleted from the last sentence in such §4.13(a). The references to “Performance Fee” in §7.5 of the Service Agreement are hereby deleted.

§5. Interpretation. This is an amendment to and a part of the Service Agreement, and the provisions of this amendment shall apply from and after the date of this amendment, but shall not affect the application of the Service Agreement to periods prior to such date. In the event of any inconsistency between the provisions of the Service Agreement and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Service Agreement shall continue in full force and effect without change.

WISCONSIN DENTAL GROUP, S.C.		NORTHPARK DENTAL GROUP, INC.

By	/s/ ROBERT W. TRETTIN	By	/s/ GREGORY A. SERRAO
	Robert W. Trettin, President	Its	CEO